Exhibit 99.1

News Release
CONTACT: Frank Cesario PHONE: 847-391-9492 INTERNET: iscoir@iscointl.com

ISCO International Announces more than $2 million in orders for

RF² (™) Solution

Elk Grove Village, IL (November 19, 2004) – ISCO International, Inc. (AMEX: ISO), a leading supplier of interference-control and other RF processing solutions for the wireless telecommunications industry, announces the receipt of more than $2 million in customer orders for its RF² (™) product platform for delivery during the first quarter of 2005.

Dr. Amr Abdelmonem, Chief Executive Officer, said, “We designed this solution to aid in the rollout of next generation data networks and other upgrade plans. We already have more than $2 million in orders in hand from customers for 2005 delivery, and expect additional orders in the near term. Customer feedback concerning the RF² product family has been very strong, particularly in conjunction with high-speed data network deployments.

“The RF² family of products combines high-end performance with a lower-end cost to customers, making it a value leader in the industry and suitable for network wide deployment.”

Mr. Theodore (Ted) Myers, Vice President of Product Planning and Business Development, attributes the acceptance of the RF² Product Family to working closely with the wireless carriers. Mr. Myers said, “By understanding the carriers’ specific needs to improve and enable their wireless products and services, we are able to quickly define and develop effective solutions to improve wireless network performance, from simple voice to high speed data applications. “

Dr. Abdelmonem continued, “The incorporation of our solutions offers enhanced signal processing, thus expanding site coverage and improving call quality, and provides an answer to the type of power and flexibility issues that wireless operators face in order to launch next generation services. We believe that operators will continue to embrace our type of solution as they implement these services.”

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain “forward-looking statements” that reflect the Company’s current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company’s ability to obtain financing to sustain operations, market acceptance of the Company’s technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company’s ability to obtain additional financing in the future; the Company’s history of net losses and the lack of assurance that the Company’s earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company’s ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company’s products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company’s ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Web site: http://www.iscointl.com